Exhibit 99.2

JARDEN CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP

For the Quarters and Years ended December 31, 2013 and 2012

	For the Quarters ended December 31,
	2013	2012	Inc/(Dec)
GROSS MARGIN (%)
Gross margin as reported	28.6%	27.9%	0.7%
Fair market value adjustment to inventory	3.5%	—%	3.5%
Accelerated depreciation	0.1%	0.2%	(0.1)%
International manufacturing rationalization	0.8%	—%	0.8%

Adjusted gross margin	33.0%	28.1%	4.9%

	For the Years ended December 31,
	2013	2012	Inc/(Dec)
GROSS MARGIN (%)
Gross margin as reported	28.7%	28.7%	—
Fair market value adjustment to inventory	1.2%	0.1%	1.1%
Accelerated depreciation	0.1%	0.2%	(0.1)%
International manufacturing rationalization	0.3%	—%	0.3%

Adjusted gross margin	30.3%	29.0%	1.3%

	For the Quarters ended December 31,
	2013	2012	Inc/(Dec)
Adjusted SG&A Margin (%)
SG & A margin as reported	21.4%	19.8%	1.6%
Amortization of acquired intangibles	(0.3)%	(0.3)%	—
Cumulative adjustment to stock compensation	(1.7)%	(1.8)%	0.1%
Acquisition and integration costs, net	0.3%	(0.3)%	0.6%

Adjusted SG&A Margin (%)	19.7%	17.4%	2.3%

	For the Years ended December 31,
	2013	2012	Inc/(Dec)
Adjusted SG&A Margin (%)
SG & A margin as reported	20.7%	19.7%	1.0%
Amortization of acquired intangibles	(0.3)%	(0.3)%	—
Cumulative adjustment to stock compensation	(0.6)%	(0.5)%	(0.1)%
Venezuela devaluation and other charges	(0.4)%	—%	(0.4)%
Acquisition and integration costs, net	—%	(0.2)%	0.2%

Adjusted SG&A Margin (%)	19.4%	18.7%	0.7%

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